Exhibit 11


                              PIPER JAFFRAY COMPANIES INC.

                    STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                        (In Thousands, Except Per Share Amounts)
                                      (Unaudited)


                                                            Three Months Ended
                                                               December 31,
                                                            1995           1994

PRIMARY NET INCOME PER SHARE:

  Net income .......................................       $ 6,654       $ 4,650
                                                           =======       =======

  Average number of common and common equivalent shares outstanding:

   Average common shares outstanding ...............        17,541        17,084
   Dilutive effect of CSE's:
     Book value plan options .......................           198           201
     Executive incentive stock options .............           263           109
                                                           -------       -------
                                                            18,002        17,394
                                                           =======       =======

  Primary net income per share .....................       $  0.37       $  0.27
                                                           =======       =======



NET INCOME PER SHARE
  ASSUMING FULL DILUTION:

  Net income .......................................       $ 6,654       $ 4,650
                                                           =======       =======

  Average number of common and common equivalent shares outstanding:

   Average common shares outstanding ...............        17,541        17,084
   Dilutive effect of CSE's:
     Book value plan options .......................           205           206
     Executive incentive stock options .............           291           110
                                                           -------       -------
                                                            18,037        17,400
                                                           =======       =======

Fully diluted net income per share .................       $  0.37       $  0.27
                                                           =======       =======